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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. SpectraSite Communications, Inc. ("SCI"), a Delaware corporation and wholly owned subsidiary of the Registrant.

2. Tower Merger Vehicle, Inc. ("TMV"), a Delaware corporation and wholly owned subsidiary of SCI.

3. Tower Asset Sub, Inc., a Delaware corporation and wholly owned subsidiary of TMV.

4. Vertical Properties, Inc., a New York corporation and wholly owned subsidiary of SCI.

5. Westower Corporation ("Westower"), a Washington corporation and wholly owned subsidiary of SCI.

6. SpectraSite Construction, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

7. CNG Communications, Inc., a Delaware corporation and wholly owned subsidiary of Westower.

8. Westower Communications, Inc., a Texas corporation and wholly owned subsidiary of Westower.

9. Cypress Real Estate Services, Inc., a Florida corporation and wholly owned subsidiary of Westower.

10. Teletronics Management Services, Inc., a Washington corporation and wholly owned subsidiary of Westower.

11. Teletronics Realty Services, Inc., a Washington corporation and wholly owned subsidiary of Westower.

12. Westower Communications, Inc., a Washington corporation and wholly owned subsidiary of Westower.

13. Westower Design, Inc., a Florida corporation and wholly owned subsidiary of Westower.

14. Westower Leasing, Inc., a Wyoming corporation and wholly owned subsidiary of Westower.

15. Westower Communications Ltd., a Canadian Federal corporation.

16. Westower Leasing Canada Inc., a Canadian Federal corporation and wholly owned subsidiary of Westower.

17. Westower Acquisitions Canada, Inc. ("Acquisitions"), a Canadian Federal corporation and wholly owned subsidiary of Westower.

18. Acier Filteau Inc., a Province Quebec corporation and wholly owned subsidiary of Acquisitions.

19. Jovin Telecommunications, Inc., a Canadian Federal corporation and wholly owned subsidiary of Acquisitions.

20. Telecommunication R. David Inc., a Province Quebec corporation and wholly owned subsidiary of Acquisitions.